DEL WEBB CORPORATION

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN NO. 2

                                 AMENDMENT NO. 3

     The Del Webb Corporation Supplemental Executive Retirement Plan No. 2 (the "Plan"), originally effective as of January 1, 1989, and as amended since that time, is further amended as follows, effective as of February 11, 1998:

     Section 4.2(a) is amended in its entirety to ready as follows:

     (a) AMOUNT. If a Participant retires on or after Normal Retirement Date, the Employer shall pay the Participant a Normal Retirement Benefit for the Participant's life equal to the target percentage specified in the Participant's Participation Agreement times the Participant's High average Compensation, less the sum of the following:

          (i) Fifty percent (50%) of the Participant's maximum primary Social Security benefit determined at age sixty-five (65); and

          (ii) The single-life annuity payable at age sixty-five (65) which is actuarially equivalent to amounts contributed (and earnings thereon) by die Employer to the participant's account under the Employer's current tax-qualified profit sharing plan and any predecessor or successor plan. For purposes of this section, Employer contributions made under the prior Employee Stock Ownership Plan and the frozen Del E. Webb Corporate Restated Profit Sharing plan shall be considered as amounts contributed by the Employer.

The target benefit designated shall not exceed 60%.

     Section 4.2(c) is amended in its entirety to read as follows:

     (c) SHORT SERVICE PENALTY.  For a Participant retiring before having twenty
(20) Years of Service, the target percentage in (a) shall be reduced by one-twentieth (1/20) for each Year of Service less than twenty (20). The offset amounts in (a)(i) and (ii) shall not be reduced. For this purpose, but not for vesting under 2.3, a partial Year of Service shall be prorated to the nearest mouth for partial yew.

                                        DEL WEBB CORPORATION

                                        By: /s/ Lynn Schuttenberg
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                                        Its: VP Human Resources
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